Exhibit 99.1
RAPTOR PHARMACEUTICAL CORP.

Raptor Pharmaceutical Announces Pricing of
$15 million PIPE Financing

Novato, California, August 9, 2010 – Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) (NASDAQ: RPTP), announced it has entered into a securities purchase agreement in connection with a private placement, or PIPE financing.  Upon the closing of the PIPE financing, Raptor will receive gross proceeds of approximately $15 million resulting from the sale of 4,897,614 units at a purchase price of $3.075 per unit.  Each unit consists of one share of Raptor’s common stock and one warrant to purchase one share of Raptor’s common stock.  The warrants will be exercisable for a five-year period and have an exercise price of $3.075 per share.  The closing of the PIPE financing is subject to standard closing conditions.

JMP Securities LLC served as the exclusive placement agent for the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Raptor has agreed to file a registration statement with the Commission covering the resale of the shares of common stock, including shares of common stock issuable upon exercise of the warrants, sold in the private placement.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. (NASDAQ: RPTP) (“Raptor”) is dedicated to speeding the delivery of new treatment options to patients by working to improve existing therapeutics through the application of highly specialized drug targeting platforms and formulation expertise. Raptor focuses on underserved patient populations where it can have the greatest potential impact. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, non-alcoholic steatohepatitis (“NASH”), Huntington’s Disease (“HD”),  aldehyde dehydrogenase (“ALDH2”) deficiency, and a non-opioid solution designed to potentially treat chronic pain.

Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins that are designed to target cancer, neurodegenerative disorders and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: that standard closing conditions will be fulfilled and that Raptor will be able to close the financing and will receive gross proceeds of approximately $15 million. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including Raptor's current report on Form 8-K filed with the SEC on February 5, 2010; and Raptor's quarterly report on Form 10-Q filed with the SEC on July 15, 2010, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

For more information, please contact:

Trout Group (investors)
Lauren Glaser
(646) 378-2972
lglaser@troutgroup.com

The Ruth Group (media)
Jason Rando (646) 536-7025
jrando@theruthgroup.com